                                                                     EXHIBIT 4.8


                          CERTIFICATE OF INCORPORATION


                                       OF


                             LSS MERGING CORPORATION


         FIRST:   The name of the Corporation is:

                  LSS Merging Corporation

         SECOND: The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

         THIRD:   The purpose of the Corporation is to engage in any lawful
act or activity for which corporations may be organized under the General Corporation Law of Delaware.

         FOURTH: The total number of shares of all classes of stock which the Corporation shall have the authority to issue is 1,000 shares of Common Stock, $1.00 par value.

         FIFTH:   The name and mailing address of the incorporator of the
Corporation are as follows:



                     NAME                           ADDRESS
                     ----                           -------
              Sherry S. Treston             One First National Plaza
                                            Chicago, Illinois  60603


         SIXTH:   The number of directors constituting the Board of Directors shall be the number as shall from time to time be fixed by the By-Laws of the Corporation.

         SEVENTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the By-Laws of the Corporation.

         EIGHTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, the manner now or hereafter prescribed by statute, and all rights conferred upon the stockholders herein are granted subject to this reservation.

         NINTH:   Each person who is or was a director or officer of the
Corporation, and each person who serves or served at the request of the Corporation as a director or officer of another enterprise, shall be indemnified by the Corporation in accordance with, and to the fullest extent authorized by, the General Corporation Law of the State of Delaware as it may be in effect from time to time.

         THE UNDERSIGNED, being incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, makes this Certificate, hereby declaring and certifying that the facts herein stated are true, and accordingly has hereunto set the hand and seal of the undersigned this 6th day of March, 1986.



                                                 /s/ Sherry S. Treston
                                              ---------------------------------
                                                 Sherry S. Treston

                              CERTIFICATE OF MERGER

                                       of

                             LONE STAR STEEL COMPANY
                               A Texas Corporation

                                      into

                             LSS MERGING CORPORATION
                             A Delaware Corporation

                            UNDER SECTION 252 OF THE
                        DELAWARE GENERAL CORPORATION LAW


         The undersigned corporation does hereby certify:

         FIRST:   That the name and state of incorporation of each of the
constituent corporations of the merger is as follows:



               NAME                                STATE OF INCORPORATION
               ----                                ----------------------
      Lone Star Steel Company                      Texas
      LSS Merging Corporation                      Delaware



         SECOND: That an Agreement and Plan of Merger ("Agreement of Merger") between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of subsection (c) of section 252 of the General Corporation Law of the State of Delaware.

         THIRD:   The name of the surviving corporation of the merger is LSS
Merging Corporation, which shall herewith be changed to Lone Star Steel Company, a Delaware corporation.

         FOURTH: That the amendments or changes in the Certificate of Incorporation of LSS Merging Corporation, a Delaware corporation, which is the surviving corporation, that are to be effected by the merger are as follows:

         Article FIRST of the Certificate of Incorporation of LSS Merging Corporation shall be amended to read as follows:

                 "The name of this Corporation is Lone Star Steel Company."

         FIFTH:   That the executed Agreement of Merger is on file at the
principal place of business of the surviving corporation. The address of said principal place of business is 2200 West Mockingbird Lane, Dallas, Texas 75235.

         SIXTH:   That a copy of the Agreement of Merger will be furnished on request and without cost to any stockholder of any constituent corporation.

         SEVENTH: The authorized capital stock of each foreign corporation which is a party to the merger is as follows:



                                                                      NUMBER OF        PAR VALUE
                                                                      ---------        ---------
                  CORPORATION                     CLASS                 SHARES         PER SHARE
                  -----------                     -----                 ------         ---------
             Lone Star Steel Company             Common               40,000,000       $1.00
                                                 Preferred            10,000,000       none


         Dated:  May ___, 1986.




                                         LSS MERGING CORPORATION




                                         By:  /s/ James E. Chenault, Jr.
                                            -----------------------------------
                                              James E. Chenault, Jr., President



ATTEST:



By:  /s/ Ellis A. Brock
   -------------------------------------
     Ellis A. Brock, Secretary

                            CERTIFICATE OF AMENDMENT

                     TO THE CERTIFICATE OF INCORPORATION OF

                             LONE STAR STEEL COMPANY


         Pursuant to the General Corporation Law of the State of Delaware, LONE STAR STEEL COMPANY (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of Delaware, DOES HEREBY CERTIFY THAT:

         FIRST: The Board of Directors of the Corporation, in accordance with
Section 242 of the General Corporation Law of the State of Delaware, on September 30, 1986 adopted the following resolutions:

                           RESOLVED, that this Board of Directors deems it
                  advisable that Article Ninth of the Certificate of Incorporation of the Corporation be amended (i) to define the scope of personal liability of the Corporation's Directors to the Corporation and to (ii) to define and clarify the rights of certain individuals, including the Corporation's directors and officers, to indemnification by the Corporation in the event of personal liability or expenses incurred by them as a result of certain litigation against them by amending, changing and altering Article Ninth to read as follows:

                           NINTH:

                  A.       LIMITATION OF CERTAIN LIABILITY OF DIRECTORS.

                  The personal liability of a director of the Corporation to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, shall be limited to a total of $25,000 for all liabilities for all claims, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this Article NINTH to authorize corporate action further eliminating or limiting the personal liability of directors, then, other than the personal liability limitation of $25,000 for all claims, the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

                  Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                  B.       INDEMNIFICATION AND INSURANCE.

                                   -Page 2-


                  1. RIGHT TO INDEMNIFICATION. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; PROVIDED, HOWEVER, that, except as provided in paragraph (2) hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section B shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; PROVIDED, HOWEVER, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section B or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

                  2. RIGHT OF CLAIMANT TO BRING SUIT. If a claim under paragraph 1 of this Section B is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the

                                   -Page 3-

     failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

                  3. NON-EXCLUSIVITY OF RIGHTS. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section B shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

                  4. INSURANCE. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

                  FURTHER RESOLVED, that the amendment to the Certificate of Incorporation of the Corporation be submitted to the sole stockholder of the Corporation for approval.

         SECOND: The sole stockholder of the Corporation, by written consent, on September 30, 1986 approved and adopted the amendment to the Certificate of Incorporation of the Corporation.

         THIRD: Such amendment to the Certificate of Incorporation of the Corporation was duly adopted in accordance with the applicable provisions of
Section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, LONE STAR STEEL COMPANY has caused this Certificate to be signed by Wm. Howard Beasley III, Chairman of the Board and Chief Executive officer, and attested to by its Assistant Secretary this 30th day of September, 1986.




                                       LONE STAR STEEL COMPANY




                                       By:  /s/ Wm. Howard Beasley III
                                          --------------------------------------
                                                Wm. Howard Beasley III
                                                Chairman of the Board and
                                                Chief Executive Officer

                                   -Page 4-

ATTEST:




By:  /s/ Ellis A. Brock
   ------------------------------------
         Ellis A. Brock
         Assistant Secretary

                            CERTIFICATE OF AMENDMENT
                                     TO THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                             LONE STAR STEEL COMPANY

         Pursuant to provisions of Section 242 of the Delaware General Corporation Act, the undersigned corporation adopts the following Certificate of Amendment to its Certificate of Incorporation:

                                   ARTICLE ONE

         The name of the corporation is LONE STAR STEEL COMPANY.

                                   ARTICLE TWO

         Article First of the Certificate of Incorporation, as amended, is hereby further amended to read as follows:

         "The name of the corporation is

                       EAST TEXAS STEEL FACILITIES, INC."

                                  ARTICLE THREE

         The holder of all of the shares outstanding and entitled to vote on said amendment has signed a consent in writing adopting said amendment.

         The number of shares of the corporation outstanding at the time of such adoption was 1,000, and the number of shares entitled to vote thereon was 1,000.

         DATED:  January 31, 1989




                                     LONE STAR STEEL COMPANY




                                     By: /s/ Wm. Howard Beasley III
                                         --------------------------------------
                                          Wm. Howard Beasley III
                                          Chairman of the Board,
                                          Chief Executive Officer and President

ATTEST:




By:  /s/ Ellis A. Brock
   ------------------------------------
         Ellis A. Brock
         Secretary

THE STATE OF TEXAS         )
COUNTY OF DALLAS           )


         I, G. Janelle Howard, a Notary Public, do hereby certify that on this the 31st day of January, 1989, personally appeared before me Wm. Howard Beasley III and Ellis A. Brock, who being by me first duly sworn, declared that they are the Chairman of the Board, Chief Executive Officer and President and Secretary, respectively, of EAST TEXAS STEEL FACILITIES, INC., that they signed the foregoing document as Chairman of the Board, Chief Executive Officer and President and as Secretary of the Corporation, and that the statements therein contained are true.




                                                 ------------------------------
                                                 Notary Public, State of Texas

My commission Expires: June 11, 1990

                       CERTIFICATE OF OWNERSHIP AND MERGER

                                     MERGING

                            PROJECT RESOURCES COMPANY

                                      INTO

                        EAST TEXAS STEEL FACILITIES, INC.


         EAST TEXAS STEEL FACILITIES, INC., a Delaware corporation (the "Corporation"), does hereby certify:

         FIRST:   That the Corporation is incorporated pursuant to the
Delaware General Corporation Law.

         SECOND: That the Corporation owns all of the outstanding shares of each class of capital stock of Project Resources Company, a Delaware corporation.

         THIRD:   That the Corporation, by the resolutions of its Board of
Directors annexed hereto as Exhibit A, duly adopted as of February 23, 1989, determined to merge Project Resources Company with and into the Corporation on the terms and conditions set forth in such resolutions.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by William J. Magnuson, its Group Vice President, and Ellis A. Brock, its Secretary, on this the 23rd day of February, 1989.




                                       EAST TEXAS STEEL FACILITIES, INC.




                                       By: /s/ William J. Magnuson
                                          -------------------------------------
                                             William J. Magnuson,
                                             Group Vice President

ATTEST:



By: /s/ Ellis A. Brock
   -------------------------------------
      Ellis A. Brock
      Secretary

THE STATE OF TEXAS         )
COUNTY OF DALLAS           )


         The foregoing instrument was acknowledged before me this 23rd day of February, 1989 by William J. Magnuson and Ellis A. Brock, Group Vice President and Secretary, respectively, of EAST TEXAS STEEL FACILITIES, INC., a Delaware corporation, on behalf of such Corporation.


                                     /s/ G. Janelle Howard
                                     -------------------------------------------
                                     G. Janelle Howard
                                     Notary Public in and for the State of Texas


My commission Expires: June 11, 1990

                                                                      EXHIBIT A


         WHEREAS, the Corporation is the owner and holder of all of the issued and outstanding shares of each class of the capital stock of Project Resources Company, a Delaware corporation (the "Subsidiary"); and

         WHEREAS, the Board of Directors of the Corporation in its best business judgment deems it advisable and in the best interests of the Corporation and its sole stockholder that the Subsidiary be merged with and into the Corporation in accordance with Section 253 of the General Corporation Law of the State of Delaware;

         NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors of the Corporation hereby authorizes the Corporation to merge the Subsidiary with and into the Corporation in accordance with and pursuant to Section 253 of the General Corporation Law of the State of Delaware, and to assume all of the Subsidiary's liabilities and obligations.

         RESOLVED FURTHER, that the Board of Directors of the Corporation hereby authorizes the President or a Vice President and the Secretary or an Assistant Secretary of the Corporation to execute and acknowledge a Certificate of Ownership and Merger setting forth a copy of these resolutions and the date of the adoption hereof, and to file, or cause to be filed, such Certificate of Ownership and Merger in the office of the Secretary of State of the State of Delaware and a certified copy thereof in the Office of the Recorder of Deeds of New Castle County.

         RESOLVED FURTHER, that upon the filing of the Certificate of Ownership and Merger in the manner provided above the separate existence of the Subsidiary will cease, and the Corporation, as the surviving corporation, will succeed to all the rights, privileges, immunities, franchises and property of the Subsidiary, and assume all the liabilities, duties and obligations of the Subsidiary.

         RESOLVED FURTHER, that the Certificate of Incorporation, as amended, and the By-laws of the Corporation shall remain unchanged by the merger of the Subsidiary into the Corporation.

         RESOLVED FURTHER, that the proper officers of the Corporation are hereby authorized and directed to take or cause to be taken all such further action and to sign, execute, acknowledge, certify, deliver, accept, record and file all such further instruments in their name and on behalf of the Corporation as in their judgment shall be necessary, desirable or advisable in order to carry out the intent, and to accomplish the purposes, of the foregoing resolutions.

                            CERTIFICATE OF AMENDMENT
                                     TO THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                        EAST TEXAS STEEL FACILITIES, INC.

         Pursuant to provisions of Section 242 of the Delaware General Corporation Act, the undersigned corporation adopts the following Certificate of Amendment to its Certificate of Incorporation:

                                   ARTICLE ONE

         The name of the corporation is LONE STAR STEEL COMPANY.

                                   ARTICLE TWO

         Article First of the Certificate of Incorporation, as amended, is hereby further amended to read as follows:

         "The name of the corporation is

                            LONE STAR STEEL COMPANY."

                                  ARTICLE THREE

         The holder of all of the shares outstanding and entitled to vote on said amendment has signed a consent in writing adopting said amendment.

         The number of shares of the corporation outstanding at the time of such adoption was 1,000, and the number of shares entitled to vote thereon was 1,000.

         DATED:  August 10, 1989




                                       EAST TEXAS STEEL FACILITIES, INC.



                                       By: /s/ Lawrence W. Hicks
                                          ------------------------------------
                                            Lawrence W. Hicks
                                            President and
                                            Chief Executive Officer

ATTEST:



By: /s/ Ellis A. Brock
   -------------------------------------
     Ellis A. Brock
     Secretary

THE STATE OF TEXAS         )
COUNTY OF DALLAS           )


         I, Nancy M. Scott, a Notary Public, do hereby certify that on this the 10th day of August, 1989, personally appeared before me Lawrence W. Hicks and Ellis A. Brock, who being by me first duly sworn, declared that they are the President and Chief Executive Officer and Secretary, respectively, of EAST TEXAS STEEL FACILITIES, INC., that they signed the foregoing document as President and Chief Executive Officer and as Secretary of the Corporation, and that statements therein contained are true.



                                             /s/ Nancy M. Scott
                                             ----------------------------------
                                             Notary Public, State of Texas

My commission Expires:  May 31, 1992

                       CERTIFICATE OF OWNERSHIP AND MERGER

                                     MERGING

                        TEXAS & NORTHERN INDUSTRIES, INC.
                           LSSCO TRADING COMPANY, INC.
                                   LSSCO, INC.
                                       AND
                            TUBULAR INNOVATIONS, INC.
                                  WITH AND INTO
                             LONE STAR STEEL COMPANY


         LONE STAR STEEL COMPANY, a Delaware corporation (the "Company"), does hereby certify:

     FIRST: That the Company is incorporated pursuant to the General Corporation Law of the State of Delaware.

     SECOND: That the Corporation owns all of the outstanding shares of each class of capital stock of the following corporations:
                   TEXAS & NORTHERN INDUSTRIES, INC. and LSSCO TRADING COMPANY, INC., each of which is a corporation organized and existing under the statutes of the State of Texas; LSSCO, INC., a corporation organized and existing under the statutes of the State of Illinois; and TUBULAR INNOVATIONS, INC., a corporation organized and existing under the statutes of the State of Delaware (hereinafter the "SUBSIDIARIES").

     THIRD: That the Company, by resolutions of its Board of Directors duly adopted by unanimous written consent as of April 10, 19__ (a copy of which is annexed hereto as Exhibit A), determine to merge the SUBSIDIARIES with and into the Company on terms and conditions set forth in said resolutions.

         IN WITNESS WHEREOF, the Company has caused this Certificate of Ownership and Merger to be executed by its President and attested by its Secretary on the 10th day of April 1991.

                                             LONE STAR STEEL COMPANY




                                             By: /s/ Rhys J. Best
                                                -------------------------------
                                                  Rhys J. Best, President


ATTEST:



By: /s/ James T. Dougherty
   -------------------------------------
     James T. Dougherty,
     Secretary

                                 PLAN OF MERGER
                                     MERGING
                            TUBULAR INNOVATIONS, INC.
                                   LSSCO, INC.
                           LSSCO TRADING COMPANY, INC.
                        TEXAS & NORTHERN INDUSTRIES, INC.
                                  WITH AND INTO
                             LONE STAR STEEL COMPANY

FIRST: LONE STAR STEEL COMPANY, a corporation organized and existing under the laws of the state of Delaware, (the "Company"); TUBULAR INNOVATIONS, INC., a corporation organized and existing under the laws of the State of Delaware; LSSCO, INC., a corporation organized and existing under the laws of the State of Illinois; and LSSCO TRADING COMPANY, INC., and TEXAS & NORTHERN INDUSTRIES, INC., corporations organized and existing under the laws of the State of Texas (the "Subsidiaries") are parties to this Plan of Merger (the "Plan").

SECOND: The effective date of the merger (the "Effective Date") shall be the earliest date permitted under the applicable statutes of the states of domicile of the respective corporations which are parties to the Plan and shall be the date upon which all actions required to be taken by such laws to effect the merger have been completed.

THIRD: On the Effective Date each of the Subsidiaries shall be merged with and into the Company, and all of the issued and outstanding shares of the Subsidiaries' stock, which is presently wholly owned by the Company, shall be canceled.

FOURTH: On the Effective Date the Company shall assume all liabilities, duties and obligations of each of the Subsidiaries and shall succeed to all the rights, privileges, immunities, franchises, real estate and other property of each of the Subsidiaries.

FIFTH: The Company shall be the sole surviving corporation of the merger, retaining the name, LONE STAR STEEL COMPANY; no new corporation or other entity shall be created by the terms of the Plan.

SIXTH: On and after the Effective Date and until thereafter amended in accordance with the Delaware General Corporation Law, the Certificate of LONE STAR STEEL COMPANY as in effect immediately prior to the Effective Date shall be and continue to be the Certificate of Incorporation of the surviving corporation. The By-Laws of LONE STAR STEEL COMPANY, as existing immediately prior to the Effective Date, will continue in full force and effect as the By-Laws of the surviving corporation, until such By-Laws are thereafter modified, amended or repealed in accordance with the laws of the State of Delaware and the applicable provisions of such By-Laws.

                                  EXHIBIT "A"

         FURTHER RESOLVED, that the Certificate of Incorporation and the Bylaws of the Company shall remain unchanged by the merger of the Subsidiaries into the Company.

         FURTHER RESOLVED, that the proper officers of the Company are hereby authorized and directed to take or cause to be taken all such further action and to sign, execute, acknowledge, certify, deliver, accept, record and file all such further instruments, in the name and on behalf of the Company, as in their judgment shall be necessary, desirable or advisable in order to carry out the intent and to accomplish the purposes of the foregoing resolutions.

         Dated as of April 10, 1991.


/s/ John P. Harbin            /s/ Rhys J. Best            /s/ David E. Blackwell
--------------------------    ------------------------    ----------------------
John P. Harbin                Rhys J. Best                David E. Blackwell


/s/ James E. Chenault, Jr.    /s/ R.W. Arp                /s/ W. Byron Dunn
--------------------------    ------------------------    ----------------------
James E. Chenault, Jr.        R.W. Arp                    W. Byron Dunn


                              /s/ William J. Magnuson
                              ------------------------
                              William J. Magnuson

                            CERTIFICATE OF AMENDMENT

                     TO THE CERTIFICATE OF INCORPORATION OF

                             LONE STAR STEEL COMPANY

         In accordance with provisions of Section 303 of the Delaware General Corporation Act, the undersigned, LONE STAR STEEL COMPANY, a corporation organized and existing under the statutes of the State of Delaware (the "Corporation"), adopts the following Certificate of Amendment to its Certificate of Incorporation and hereby certifies that provision for this Certificate of Amendment is contained in the Amended Order Confirming Seventh Amended Plan of Reorganization Per Oral Motion of Debtor Pursuant to Federal Rule 59(e) executed by the Honorable Harold C. Abramson, United States Bankruptcy Judge, pursuant to Chapter 11 of the United States Bankruptcy Code, and entered April 12, 1991 in the United States Bankruptcy Court, Northern District of Texas, Dallas, Texas.

                                  ARTICLE ONE

         Article Fourth of the Corporation's Certificate of Incorporation is hereby amended to read in its entirety as follows:

                  "The total number of shares of all classes of capital stock which the Corporation shall have the authority to issue is 30,000,000 shares of Common Stock, $0.10 par value. All classes of capital stock issued shall be voting stock.

         Dated:  April 16, 1991




                                       LONE STAR STEEL COMPANY




                                       By:  /s/ Rhys J. Best
                                          --------------------------------------
                                                Rhys J. Best,
                                                President

ATTEST:



By:  /s/ James T. Dougherty
    -----------------------------------
         James T. Dougherty, Seceretary

STATE OF TEXAS             )
                           )
COUNTY OF DALLAS           )

         Before me, the undersigned, a Notary Public, on this day personally appeared Rhys J. Best and James T. Dougherty known to me to be the persons and officers whose names are subscribed to the foregoing instrument and acknowledged to me that the same was the act of the said LONE STAR STEEL COMPANY, a Delaware corporation, and that each of them has executed the same as the act of such corporation for the purposes and consideration therein expressed, and in the capacity therein stated.

         Given under my hand and seal of office this 16th day of April, 1991.




                                       -----------------------------------------
                                       Notary Public, State of Texas




                                       -----------------------------------------
                                       Printed Name of Notary Public

My commission expires the 31st day of August, 1991.

                            CERTIFICATE OF AMENDMENT
                     TO THE CERTIFICATE OF INCORPORATION OF
                             LONE STAR STEEL COMPANY


         Pursuant to provisions of Section 242 of the Delaware General Corporation Act, the undersigned, LONE STAR STEEL COMPANY, a corporation organized and existing under the statutes of the State of Delaware (the "Corporation"), adopts the following Certificate of Amendment to its Certificate of Incorporation:

                                   ARTICLE ONE

         Article Fourth of the Certificate of Incorporation is hereby amended to read in its entirety as follows:

                  "The total number of shares of all classes of capital stock which the Corporation shall have the authority to issue is 3,000 shares of Common Stock, $1.00 par value. All classes of capital stock issued shall be voting stock."

                                   ARTICLE TWO

         The holders of all of the outstanding shares of stock entitled to vote on said amendment have been given the opportunity to do so, and a majority of the outstanding stock entitled to vote thereon has voted to adopt said amendment.

         The number of shares outstanding at the time of such adoption was 10,000,000; the number of shares entitled to vote thereon was 10,000,000.

         Dated:  January 10, 1992




                                       LONE STAR STEEL COMPANY




                                       By:  /s/ Rhys J. Best
                                          --------------------------------------
                                                Rhys J. Best,
                                                President

ATTEST:



By:  /s/ James T. Dougherty
   ------------------------------------
         James T. Dougherty, Secretary

STATE OF TEXAS             )
                           )
COUNTY OF DALLAS           )

         Before me, the undersigned, a Notary Public, on this day personally appeared Rhys J. Best and James T. Dougherty known to me to be the persons and officers whose names are subscribed to the foregoing instrument and acknowledged to me that the same was the act of the said LONE STAR STEEL COMPANY, a Delaware corporation, and that each of them has executed the same as the act of such corporation for the purposes and consideration therein expressed, and in the capacity therein stated.

         Given under my hand and seal of office this 10th day of January, 1992.



                                       -----------------------------------------
                                       Notary Public, State of Texas




                                       -----------------------------------------
                                       Printed Name of Notary Public

My commission expires the 31st day of August, 1992.

                            CERTIFICATE OF AMENDMENT
                                       TO
                          CERTIFICATE OF INCORPORATION
                                       OF
                             LONE STAR STEEL COMPANY

         Pursuant to the provisions of Section 242 of the Delaware General Corporation Law, the undersigned, LONE STAR STEEL COMPANY, a corporation organized and existing under the statutes of the State of Delaware (the "Corporation"), adopts the following Certificate of Amendment to its Certificate of Incorporation:

                                   ARTICLE ONE

         Article Fourth of the Certificate of Incorporation is hereby amended to read in its entirety as follows:

         FOURTH: The aggregate number of shares of capital stock which the Corporation shall have authority to issue is 20,000, consisting of 15,000 shares of common stock, with a par value of $1.00 per share ("Common Stock"), and five thousand (5,000) shares of preferred stock with a par value of $1.00 per share ("Preferred Stock").

         A.       Common Stock.

         At any meeting of stockholders of the Corporation each holder of Common Stock shall be entitled to one vote for each share of Common Stock held by such holder.

         B.       Preferred Stock.

         1. Shares of Preferred Stock may be issued from time to time in one or more series, the shares of each series to have such designations, powers, preferences, rights, qualifications, limitations, and restrictions as are stated and expressed herein and in the resolution or resolutions providing for the issuance of such series adopted by the Board of Directors as hereinafter provided. Unless otherwise provided by any resolution or resolutions adopted by the Board of Directors providing for the issuance of Preferred Stock, Preferred Stock shall be nonparticipating and dividends on Preferred Stock shall be cumulative from date of issue and shall not bear interest.

         2. Authority is hereby expressly granted to the Board of Directors to authorize the issuance of Preferred Stock from time to time in one or more series, and with respect to each series of Preferred Stock, to fix and determine by the resolution or resolutions from time to time adopted providing for the issuance thereof, the number of shares to constitute the series, the designation thereof and any powers, preferences, rights, qualifications, limitations and restrictions not prohibited by law, including, but not limited to, one or more of the following rights and preferences: (A) the rate of dividend, (B) the price at and the terms and conditions on which shares may be redeemed, (C) the amount payable upon shares in the event of involuntary liquidation, (D) the amount payable upon shares in the event of voluntary liquidation, (E) sinking fund provisions (if any) for the redemption or purchase of shares, (F) the terms and conditions on which shares may be converted if the shares of any series are issued with the privilege of conversion, and (G) voting rights (including the number of votes per share, the matters on which the shares can vote and the contingencies, if any, which make the voting rights effective). The shares of each series of Preferred Stock may vary from the shares of any other series thereof in any or all of the foregoing respects. The Board of Directors may increase the number of shares designated for any existing series by adding to such series authorized and unissued shares not designated for any other series. The Board of Directors may decrease the number of shares designated for any existing series by subtracting from such series unissued shares designated for such series and the shares so subtracted shall become authorized and unissued shares of Preferred Stock.

         3. All or any part of any series of Preferred Stock may be redeemed at any time or times at the option of the Corporation by resolution of the Board of Directors, in accordance with the terms and conditions fixed by the Board of Directors in the resolution or resolutions providing for the issuance of such series. The Corporation may redeem shares of any one or more series of Preferred Stock without redeeming shares of any other series.

                                   ARTICLE TWO

         The holders of all of the outstanding shares of stock entitled to give written consent to said amendment without a stockholders meeting have been given the opportunity to do so, and a majority of the outstanding stock entitled to consent thereto has given written consent to the adoption of said amendment, and written notice that such consent, which was not unanimous, has been given to the stockholder that did not consent in writing.

         The number of shares outstanding at the time of such adoption was one thousand (1,000); the number of shares entitled to vote or consent thereon was one thousand (1,000).

         November 9, 1994.


                                              LONE STAR STEEL COMPANY




                                              By: /s/ Rhys J. Best
                                                 -----------------------------
                                                   Rhys J. Best, President

ATTEST:



By: /s/ James T. Dougherty
   -----------------------------
      James T. Dougherty,
      Secretary

CERTIFICATE OF THE POWERS, DESIGNATIONS, PREFERENCES, AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS, AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS THEREOF, WHICH HAVE NOT BEEN SET FORTH IN THE CERTIFICATE OF INCORPORATION OR IN ANY AMENDMENT THERETO, OF THE

                            PREFERRED STOCK, SERIES A
                           (PAR VALUE $1.00 PER SHARE)
                             LONE STAR STEEL COMPANY

                -------------------------------------------------

                         PURSUANT TO SECTION 151 OF THE


                GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

                -------------------------------------------------

          The Undersigned DOES HEREBY CERTIFY that the following resolution was duly adopted on October 7, 1994, by the Board of Directors of Lone Star Steel Company (the "Board of Directors"), a Delaware corporation (hereinafter called the "Corporation"), to become effective upon the next business day following the date the amendment to its Certificate of Incorporation as set forth in the attached form of Certificate of Amendment (attachment 1 hereto) becomes effective, pursuant to authority conferred upon the Board of Directors by the provisions of the Certificate of Incorporation, as amended (the "Certificate of Incorporation"), of the Corporation:

          RESOLVED, that pursuant to the authority vested in the Board of Directors by Article Fourth of the Certificate of Incorporation, a series of preferred stock of the Corporation be, and hereby is, created out of the authorized but unissued shares of the preferred stock of the Corporation, such series to be designated Preferred Stock, Series A (the "preferred stock"), to consist of three hundred seventy-five (375) shares, par value $1.00 per share, of which the preferences and relative and other rights, and the qualifications, limitations or restrictions thereof, shall be (in addition to those set forth in the Certificate of Incorporation) as follows:

1. AMOUNT OF ISSUANCE. To the extent the common stockholders of the Corporation identified below, who have expressed their willingness to assist in the financing of the acquisition and as necessary the installation of certain equipment and production facilities for the Corporation (the "First Capital Project"), advance funds towards that project, those common stockholder, to wit: Lone Star Technologies, Inc. ("LST"), and TCW Special Credits Fund, TCW Special Credits Fund II, TCW Special Credits Fund IIb, Weyerhaeuser Company Master Pension Trust, and Inland Steel Industries Pension Trust (the "TCW Holders"), will receive, each time that funds are advanced to the Corporation for the First Capital Project, and the Corporation will issue, each such time, in total to LST and the TCW Holders on the date each advance is made, that number of shares (and/or fractions of shares) of preferred stock as equal the number derived, when the total advance is divided by One Hundred Thousand and No/100 Dollars ($100,000.00), such that, for each One Hundred Thousand and No/100 Dollars ($100,000.00) advanced, one (1) whole share will be issued. OF the total shares of the preferred stock to be issued each time shares are to be issued as provided above, 90.84% of the total shares to be issued will be issued to LST and 9.16% of the total shares to be issued will be issued to the TCW Holders. The total shares issuable to the TCW Holders, each time shares are to be issued to them, shall be issued individually among them as the TCW Holders shall direct. The "Dollar Value" of the shares of preferred stock shall be One Hundred Thousand and No/100 Dollars ($100,000.00) per share, and as proportionately adjusted downward shall be the "Dollar Value" of fractional shares. Each share of preferred stock shall have a par value of One and No/100 Dollar ($1.00) per whole share, and the entire series of preferred stock shall consist of three hundred seventy-five (375) authorized shares. Fractional shares may be issued. The foregoing provisions of this paragraph will inure to the benefit of the respective successors to LST and each of the TCW Holders so that such successors upon advances of funds being made for the First Capital Project will be entitled to receive the preferred stock which the party they succeeded otherwise would have been entitled to receive under the foregoing provisions. Unless the context indicates otherwise, herein the references to "preferred stock" refer to this Preferred Stock, Series A, and not to any other preferred stock.

2. ISSUANCE DATE. The preferred stock will be issued in the number of shares (or fractions of shares) to LST and the TCW Holders as provided above, as and when each advance is made by any of them to fund the First Capital Project. While the shares of the preferred stock will be issued by the Corporation when the advances are made, certificates for the shares of such preferred stock will be delivered to the shareholders entitled thereto for the preceding calendar quarter based upon the advances to fund the First Capital Project made during that quarter each January 1, April 1, July 1, and October 1 after September 30, 1994. In addition, shares of the preferred stock may be issued in payment of dividends as provided under paragraph 3 below, and the shares of preferred stock to be issued as dividends will be issued, in each case, when the dividend that the stock is to pay, is, pursuant to action of the Board of Directors, to be paid, and the share certificates for such stock will be furnished at the same time by the Corporation to the holders entitled thereto.

3.        DIVIDENDS.

          (a) The holders of preferred stock will be entitled to a cumulative dividend at the rate of six percent (6%) per annum on the Dollar Value of the shares of preferred stock issued and outstanding accruing from the date of issuance. No dividends of any kind or other distributions are permitted to be paid or made on Corporation's common stock at any time while any preferred stock is outstanding.

          (b) As to any share of preferred stock, commencing on the January 1, April 1, July 1, or October 1 first to occur after such stock is issued, and for each succeeding quarterly period ending immediately prior to each succeeding January 1, April 1, July 1, and October 1, the holder of such stock shall be entitled to receive, when and as declared as hereinafter provided, out of funds legally available for that purpose, cash dividends of one and one-half percent (1.5%) of the Dollar Value of each share or fractional share held (prorated for the first such dividend period at the rate of one and one-half percent (1.5%) per quarter accruing from the actual issue date to the end of that dividend period), and no more. All dividends shall be payable in arrears, when and as declared by the Board of Directors. Each such dividend shall be paid to the holders of record of the preferred stock as their names appear on the share register of the Corporation on the date set as the record date for such dividend. Dividends on account of arrears for any past dividend periods may be declared and paid at any time without reference to any dividend payment date, to holders of record on a date, not exceeding thirty (30) calendar days preceding the payment date thereof, as may be fixed by the Board of Directors.

          (c) To the extent, on any dividend payment date, the holders of the preferred stock shall not have received the full dividends for all periods ended up to that date provided for in the other provisions of this paragraph 3, then such dividends shall cumulate, whether or not declared and irrespective of whether such dividends could have been paid for such periods under applicable law. It is understood that no dividends may be paid in respect of the preferred stock prior to January 1, 1995 (although dividends will accrue on the preferred stock outstanding prior to that date).

          (d) If at any time the Corporation pays less than the total amount of dividends then accrued and payable with respect to the preferred stock, such payment shall be distributed ratably among the holders of the preferred stock. Any payment made by the Corporation on the unpaid cumulative dividends, if less than the total amount of such dividends, shall be applied first to those dividends that have been accrued for the longest time.

          (e) The Corporation may at any time to the extent it so elects, declare that dividends on the preferred stock which have accrued will be payable in shares of preferred stock of a Dollar Value equal to the dividends to be paid with such stock. Any holder of preferred stock on which a cash dividend has been declared and before it is paid may elect to similarly have the Corporation pay any such dividend to the holder, to the extent the holder elects, in preferred stock of the Dollar Value equal to the dividend the holder has elected to be so paid.

4.        REDEMPTION.

          (a) The Corporation may, provided the Board of Directors has adopted a resolution approving such action, redeem the preferred stock, in whole or in part, in cash, at any time by paying the holder or holders of the shares to be redeemed (i) the Dollar Value of such stock and (ii) all accrued and unpaid dividends through the date of redemption on the shares to be redeemed (including a pro rated dividend based on the number of days elapsed from the last day of the most recent completed quarterly dividend period through the redemption date). Each holder of stock redeemed shall be entitled to payment of that part of the total amount described above for all the redeemed stock as is attributable to his redeemed stock. If the Board of Directors has authorized a redemption which, when authorized, was of less than all of the outstanding shares of the preferred stock, and because of subsequent conversions of the preferred stock since then, amounts to more than the actual outstanding shares on the Redemption Date or, if applicable, the Final Redemption Date, the Board of Directors' authorization shall be deemed amended to the number of such outstanding shares on the Redemption Date of, if applicable, the Final Redemption date which shall be the number authorized for redemption. Any redemption of the preferred stock outstanding shall be accomplished by redeeming from each holder of record all or a fraction of each holder's shares, the numerator of which is the total number of shares to be redeemed as authorized by the Board of Directors or as deemed amended as provided above, and the denominator of which is the total number of shares of preferred stock outstanding on the Redemption Date or, if applicable, the Final Redemption Date.

          (b) On January 3, 2002, the Corporation shall be obligated to redeem the preferred stock outstanding as a mandatory redemption in whole for cash. The redemption price shall be equal to the Dollar Value of the shares redeemed together with any accrued but unpaid dividends on such shares to and including the date of redemption, as specified in clauses (i) and (ii) of paragraph 4(a). If less than all of the outstanding shares of the preferred stock can be redeemed under applicable law, such shares shall be redeemed pro rata or by lot as determined by the Board of Directors in its sole discretion to the maximum extent permitted by applicable law, and the remaining shares shall be redeemed as and when they can be redeemed under law.

          (c) Notice of every proposed redemption of the preferred stock shall be sent by or on behalf of the Corporation, by first class mail, postage prepaid, to the holders of record of the shares to be redeemed at their respective addresses as they shall appear on the records of the Corporation, not less than thirty (30) days nor more than sixty (60) days prior to the date fixed for redemption (the "Redemption Date") (i) notifying such holders of the election of the Corporation to redeem such shares and of the Redemption Date and (ii) stating the place or places at which the shares called for redemption shall, upon presentation and surrender of the certificates evidencing such shares, be redeemed, and the redemption price therefor, and
                 (iii) stating the name and address of any redemption agent selected by the Corporation if other than the Corporation, and the name and address of the Corporation's transfer agent for the preferred stock. The Corporation may act as the transfer agent for the preferred stock.

          (d) The Corporation may act as the redemption agent to redeem the preferred stock or appoint as its agent for such purpose a bank or trust company in good standing, organized under the law of the United States of America or any jurisdiction thereof, and having capital, surplus and undivided profits aggregating at least Twenty Million and No/100 Dollar ($20,000,000.00), and may appoint any one or more additional such agents which shall in each case be a bank or trust company in good standing organized under the laws of the United States of America or of any jurisdiction thereof, having an office or offices in the City of Dallas, Texas, or such other place as shall have been designated by the Corporation, and having capital, surplus, and undivided profits aggregating at least Twenty Million and No/100 Dollars ($20,000,000.00). The Corporation or such bank or trust company is hereinafter referred to as the "Redemption Agent." Following such appointment and prior to any redemption, the Corporation shall deliver to the Redemption Agent irrevocable written instructions authorizing the Redemption Agent, on behalf and at the expense of the Corporation, to cause such notice of redemption to be duly mailed as herein provided as soon as practicable after receipt of such irrevocable instructions and in accordance with the above provisions. All funds necessary for the redemption shall be deposited with the Redemption Agent in trust at least one (1) business day prior to the Redemption Date, for the pro rata benefit of the holders of the shares so called for redemption, so as to be and continue to be available therefor. Neither failure to mail any such notice to one (1) or more such holders nor any defect in any notice shall affect the sufficiency of the proceedings for redemption as to other holders.

          (e) If notice of redemption shall have been given as hereinbefore provided, and the Corporation shall not default in the payment of the redemption price, then each holder of shares called for redemption shall be entitled to all preferences and relative and other rights accorded by this resolution until and including the day immediately prior to the Redemption Date. If the Corporation shall default in making payment or delivery as aforesaid on the Redemption Date, then each holder of the shares called for redemption shall be entitled to all preferences and relative and other rights accorded by this resolution until and including the day immediately prior to the date (the "Final Redemption Date") when the Corporation makes payment as aforesaid to the holders of the preferred stock. From and after the Redemption Date or, if the Corporation shall default in making payment or delivery as aforesaid, the Final Redemption Date, the shares called for redemption shall no longer be deemed to be outstanding, and all rights of the holders of such shares shall cease and terminate, except the right of the holders of such shares, upon surrender of certificates therefor, to receive amounts to be paid hereunder. The deposit of monies in trust with the Redemption Agent shall be irrevocable except that the Corporation shall be entitled to receive from the Redemption Agent the interest of other earnings, if any, earned on any monies so deposited in trust, and the holders of any shares redeemed shall have no claim to such interest or other earnings, and any balance of monies so deposited by the Corporation and unclaimed by the holders of the preferred stock entitled thereto at the expiration of two (2) years from the Redemption Date (or the Final Redemption Date, as applicable) shall be repaid, together with any interest or other earnings thereon, to the Corporation, and after any such repayment, the holders of the shares entitled to the funds so repaid to the corporation shall look only to the Corporation for such payment, without interest.

5. VOTING RIGHTS. The preferred stock issued and outstanding will possess voting rights only to the extent required by law and as provided herein. If and to the extent the preferred stock may be entitled to vote on any matter, each whole share of the preferred stock voting shall be counted as one (1) vote and the fractional shares voting will be counted as fractional votes, in each case the fractional vote will be the same as the fraction of a share that is voting, except that in any case when the preferred stock is voting on any matter with the common stock, each share or fractional share of the preferred stock voting will be counted as having the same vote as the shares of common stock into which that preferred stock could be converted at the time of voting.

6.        LIQUIDATION PREFERENCE AND MERGER.

          (a) In the event of the voluntary or involuntary liquidation, dissolution, or other winding up of the affairs of the Corporation, prior to any payment or distribution to the holders of the Corporation's common stock or with respect to any other stock which is not to receive assets of the Corporation before receipt by the holders of the preferred stock of the full amount they are to receive as provided in this subparagraph the holders of the preferred stock shall be entitled to receive for the preferred stock an amount equal to (with each holder entitled to that part of such amount as is attributable to his shares) (i) the Dollar Value of the preferred stock outstanding and (ii) all accrued and unpaid dividends through the date of liquidation, dissolution or other winding up of the affairs of the Corporation (including a pro rated dividend based on the number of days elapsed from the last day of the most recent completed quarterly dividend period through the date of liquidation, dissolution or winding up of the affairs of the Corporation).

          (b) The amount payable pursuant to paragraph 6(a) shall be paid in cash to the extent available to the Corporation and to the extent not so in property taken at its fair value as determined by the Board of Directors. If such payment shall have been made in full to the holders of the preferred stock, the remaining assets and funds of the Corporation shall be distributed among the holders of common or other stock remaining outstanding of the Corporation according to their respective shares and priorities.

          (c) In the event of the liquidation, dissolution, or winding up of the affairs of the Corporation as described in paragraph 6(a), the holders of the preferred stock will share in the assets, funds, and property of the Corporation on a parity with or junior to, as the case may be, any other stock of the Corporation which is to share on a parity with or prior to the preferred stock under such circumstances in accordance with the provisions of the Certificate of Incorporation or Certificate of Designation related to that other stock.

          (d) The Corporation will not, without first obtaining the affirmative vote or written consent of the holders of not less than 92% of the shares of preferred stock outstanding at the time, consolidate or merge with another corporation or corporations (other than any mergers or consolidations of the Corporation with any of its subsidiaries, whether owned directly or indirectly by the Corporation, which mergers and consolidations this paragraph 6(d) will not apply to) or sell, lease, transfer or otherwise dispose of, in one transaction or a series of related transactions, all or substantially all of its assets without first paying the holders of the preferred stock outstanding the same amount through the date of the merger, consolidation, sale, lease, transfer, or other disposition as is provided in clauses (i) and (ii) of paragraph 6(a) through the date of liquidation, dissolution, or winding up and in accordance with paragraph 6(b).



7.        CONVERSION.

          (a) Each whole share of preferred stock will be convertible at any time after issuance by the holder into 10 shares of common stock of the Corporation, or as such number is adjusted pursuant to the following provisions, such number as stated above and as it may be adjusted to be ratably reduced downward for fractional shares outstanding of the preferred stock. The number of shares of common stock into which the preferred stock is convertible is based on a conversion price of $10,000 per share of common stock. Such price shall be ratably adjusted to reflect any change in the number of shares of common stock into which the preferred stock is convertible pursuant to the provisions of paragraph 7(b). In addition, if after the date hereof the Corporation shall, at any time while the preferred stock remains outstanding, otherwise than as a result of any of the events as described in paragraph 7(b) issue any (i) shares of common stock, or (ii) securities that are convertible into or exchangeable for common stock, or (iii) options, warrants or other rights to acquire common stock, in any case described under clause (i), (ii), or (iii), at a price of less than $10,000 per share of common stock or, after such price has been adjusted from $10,000 per share pursuant to the foregoing provisions or the following provisions of this paragraph 7(a), at a price less than the amount to which such $10,000 may previously have been appropriately adjusted pursuant to the foregoing provisions or the following provisions of this paragraph 7(a), then each whole share of preferred stock will be convertible at any time thereafter by the holder into the number of shares of common stock of the Corporation based upon a new conversion price equal to the lowest issuance, conversion, exchange, or exercise price, as the case may be, for the common stock pursuant to clause (i), (ii), or (iii) above, adjusting such price appropriately for any events described in paragraph 7(b). Fractional shares of preferred stock may be converted on a ratable basis at such new adjusted conversion price. Each holder may convert his preferred stock in whole or in such part (including fractional shares) as he chooses when he converts the stock.

          (b) If at any time after September 30, 1994 and prior to the conversion of the preferred stock the Corporation shall have effected a common stock split or the outstanding common stock of the Corporation shall have been subdivided or combined into a greater or lesser number of shares or shares of its common stock shall have been distributed as a dividend on any class of its stock, and after giving effect to any prior adjustments under paragraph 7(a) and this paragraph 7(b), the number of shares of common stock into which each share of preferred stock can be converted shall be increased or decreased to reflect proportionately the increase or decrease in the number of shares of common stock outstanding.

          (c) Upon the occurrence of any event which requires any of the adjustments provided for above, then and in each such case the Corporation shall give notice thereof to the holders of the preferred stock, which notice shall state the increase or decrease, if any, in the number of shares of common stock into which the preferred stock shall be convertible, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

          (d)    In case after September 30, 1994, at any time:

                       (i) the Corporation shall offer for subscription pro rata to the holders of the common stock any additional shares of stock of any class or other rights;

                       (ii) there shall be any capital reorganization of the Corporation, or reclassification of the common stock, or consolidation or merger of the Corporation with or into (other than with a wholly owned subsidiary), or sale of all or substantially all of its assets to, another corporation or entity; or

                       (iii) there shall be a voluntary or involuntary
                 dissolution, liquidation, or winding-up of the Corporation;

                 then, in each such case, the Corporation shall give to the holders the preferred stock (a) notice of the date on which the books of the Corporation shall close or a record shall be taken for determining the holders of common stock entitled to receive any such subscription rights or for determining the holders of common stock entitled to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding-up and (b) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, notice of the date (or, if not then known, a reasonable approximation thereof by the Corporation) when the same shall take place. Such notice shall also specify the date on which the holders of common stock shall be entitled to receive such subscription rights or to exchange their common stock for stock or other securities or property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding-up, as the case may be. Such notice shall be given at least twenty (20) days prior to the record date or the date on which the Corporation's books are closed in respect thereof. Failure to give any such notice or any defect therein shall not affect the validity of the proceedings referred to in clause (i), (ii), and (iii) above.

          (e) Any accrued and unpaid dividends on the preferred stock being converted (with the current quarterly dividend for the quarter during which the conversion occurs being paid in an amount prorated to the date of conversion) shall either be paid within five (5) days of the conversion to the converting preferred stock holder in cash or in an additional number of whole and/or fractional shares of common stock equal to the number of common shares that would have been issued had the total amount of those dividends which were not paid in cash represented an equivalent Dollar Value of additional preferred stock converted along with the preferred stock that was actually converted by the holder.

          (f) The certificate for the shares of the preferred stock being converted will be surrendered to the Corporation, and if less than all shares of the preferred stock represented by a certificate are converted, a certificate for the number of shares not converted, which shall have a Dollar Value commensurate with that number of shares, shall be returned to the holder.

8. RESERVATION OF STOCK ISSUABLE UPON CONVERSION. The Corporation shall at all times reserve and keep available out of its authorized, but unissued, shares of common stock, solely for the purpose of effecting the conversion of the shares of the preferred stock, such number of its shares of common stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the preferred stock and to effect the exercise of all rights, warrants, and options to purchase common stock; and if at any time the number of authorized, but unissued, shares of common stock shall not be sufficient to effect the conversion of all then outstanding shares of the stock, and such other convertible stock or securities and rights, warrants, and options, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of common stock to such number of shares as shall be sufficient for such purpose.

9. NOTICES. Any notice required by the provisions hereof to be given to any holders of shares of the preferred stock shall be deemed given upon the earlier of actual receipt, or seventy-two (72) hours after the same has been deposited in the United States mail, by certified or registered mail, return receipt requested, postage prepaid, and addressed to the holder of record at his address appearing on the books of the Corporation.

10. ISSUANCE TAX. The issuance of certificates for common stock upon the conversion of preferred stock shall be made without charge to the converting holder of the preferred stock for any issuance tax in respect thereof, provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than the holder of the preferred stock converted therefor.

11. EXCLUSION OF OTHER RIGHTS. Except as may otherwise be required by law, the shares of preferred stock shall not have any preferences or relative, participating, optional or other special rights, other than those specifically set forth herein and in the Corporation's Certificate of Incorporation. The shares of preferred stock shall have no preemptive or subscription rights.

12. AMENDMENT, ETC. In addition to any other rights provided by law, so long as any preferred stock is outstanding, the Corporation, without first obtaining the affirmative vote or written consent of the holders of not less than ninety two percent (92%) of the shares of preferred stock outstanding at the time, will not:

          (a) amend or repeal any provision of, or add any provision to, the Certificate of Incorporation, the Certificate of Designations related to the preferred stock, or By-Laws if such action would materially adversely change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, the preferred stock, or increase or decrease the number of shares of preferred stock authorized hereby; or

          (b). authorize or increase the authorized number of shares of any series or class of stock, which would be entitled to receive dividends or other distributions at any time in preference to the preferred stock before any of the dividends under paragraph 3 hereof for that period and all past quarterly dividend periods prior to such time have been paid on the preferred stock, or would be entitled to receive assets upon the liquidation, dissolution, or winding up of the affairs of the Corporation in preference to the preferred stock before any of the assets the preferred stock is to receive under those circumstances have been received, except that a merger or consolidation of the Corporation into another corporation or corporations pursuant to which the holders of the preferred stock are to receive stock of the surviving corporation or corporations with substantially the same preferences, rights, privileges, powers, and restrictions for the benefit of such holders as the preferred stock of the Corporation will not be deemed an event that falls within this subparagraph or subparagraph (a) immediately above.

13. HEADINGS OF SUBDIVISIONS. The headings of the various paragraphs hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

14. SEVERABILITY OF PROVISIONS. If any right, preference, or limitation of the preferred stock set forth herein is invalid, unlawful or incapable of being enforced by reason or any rule of law or public policy, all other rights, preferences, and limitations set forth herein which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall, nevertheless, remain in full force and effect, and no right, preference or limitation herein set forth shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.

15. STATUS OF REACQUIRED SHARES. Share of preferred stock which have been issued and reacquired by the Corporation in any manner or converted shall be canceled, and will no longer have the status of authorized shares of preferred stock or be capable of being issued.

16. SINGULAR, PLURAL, ETC. Herein, unless the context is to the contrary, references to the singular shall include the plural, to the masculine shall include the feminine and the neuter, and to shares of stock shall include fractional shares, and VICE VERSA, and, unless the context is otherwise, references to the holder of stock shall mean the record holder and references to the voting or the consent of the holders of such stock shall mean the record holders of the stock as of the record date set by the Board of Directors for such vote or consent.

          IN WITNESS WHEREOF, Lone Star Steel Company has caused this Certificate to be duly executed this 9th date of November, 1994.

                                                     LONE STAR STEEL COMPANY

                                                     By:
                                                        ------------------------
                                                     ---------------------------

                                                     ---------------------------
         ATTEST:

         ------------------------
         SECRETARY

                                   ATTACHMENT 1

                            CERTIFICATE OF AMENDMENT

                                       TO

                          CERTIFICATE OF INCORPORATION

                                       OF

                             LONE STAR STEEL COMPANY

         Pursuant to provisions of Section 242 of the Delaware General Corporation Law, the undersigned, LONE STAR STEEL COMPANY, a corporation organized and existing under the statutes of the State of Delaware (the "Corporation"), adopts the following Certificate of Amendment to its Certificate of Incorporation:

                                   ARTICLE ONE

         Article Fourth of the Certificate of Incorporation is hereby amended to read in its entirety as follows:

         FOURTH: The aggregate number of shares of capital stock which the Corporation shall have authority to issue is 20,000, consisting of 15,000 shares of common stock, with a par value of $1.00 per share ("Common Stock"), and five thousand (5,000) shares of preferred stock with a par value of $1.00 per share ("Preferred Stock").

         A.       Common Stock.

         At any meeting of stockholders of the Corporation each holder of Common Stock shall be entitled to one vote for each share of Common Stock held by such holder.

         B.       Preferred Stock.

         1. Shares of Preferred Stock may be issued from time to time in one or more series, the shares of each series to have such designations, powers, preferences, rights, qualifications, limitations, and restrictions as are stated and expressed herein and in the resolution or resolutions providing for the issuance of such series adopted by the Board of Directors as hereinafter provided. Unless otherwise provided by any resolution or resolutions adopted by the Board of Directors providing for the issuance of Preferred Stock, Preferred Stock shall be nonparticipating and dividends on Preferred Stock shall be cumulative from date of issues and shall not bear interest.

         2. Authority is hereby expressly granted to the Board of Directors to authorize the issuance of Preferred Stock from time to time in one or more series, and with respect to each series of Preferred Stock, to fix and determine by the resolution or resolutions from time to time adopted providing for the issuance thereof, the number of shares to constitute the series, the designation thereof and any powers, preferences, rights, qualifications, limitations and restrictions not prohibited by law, including, but not limited to, one or more of the following rights and preferences: (A) the rate of dividend, (B) the price at and the terms and conditions on which shares may be redeemed, (C) the amount payable upon shares in the event of involuntary liquidation, (D) the amount payable upon shares in the event of voluntary liquidation, (E) sinking fund provisions (if any) for the redemption or purchase of shares, (F) the terms and conditions on which shares may be converted if the shares of any series are issued with the privilege of conversion, and (G) voting rights (including the number of votes per share, the matters on which the shares can vote and the contingencies, if any, which make the voting rights effective). The shares of each series of Preferred Stock may vary from the shares of any other series thereof in any or all of the foregoing respects. The Board of Directors may increase the number of shares designated for any existing series by adding to such series authorized and unissued shares not designated for any other series. The Board of Directors may decrease the number of shares designated for any existing series by subtracting from such series unissued shares designated for such series and the shares so subtracted shall become authorized and unissued shares of Preferred Stock.

         3. All or any part of any series of Preferred Stock may be redeemed at any time or times at the option of the Corporation by resolution of the Board of Directors, in accordance with the terms and conditions fixed by the Board of Directors in the resolution or resolutions providing for the issuance of such series. The Corporation may redeem shares of any one of more series of Preferred Stock without redeeming shares of any other series.

                                   ARTICLE TWO

         The holders of all of the outstanding shares of stock entitled to give written consent to said amendment without a stockholders meeting have been given the opportunity to do so, and a majority of the outstanding stock entitled to consent thereto has given written consent to the adoption of said amendment, and written notice that such consent, which was not unanimous, has been given to the stockholder that did not consent in writing.

         The number of shares outstanding at the time of such adoption was one thousand (1,000); the number of shares entitled to vote or consent thereon was one thousand (1,000).

         DATED NOVEMBER 9, 1994.

                                              LONE STAR STEEL COMPANY

                                              By: Rhys J. Best
                                                 ------------------------------
                                                  Rhys J. Best



         ATTEST:

         James T. Dougherty
         ------------------------------
         James T. Dougherty, Secretary

                            CERTIFICATE OF AMENDMENT

                            PREFERRED STOCK, SERIES A
                           (PAR VALUE $1.00 PER SHARE)
                             LONE STAR STEEL COMPANY

                ------------------------------------------------

                         PURSUANT TO SECTION 242 OF THE


                GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

                ------------------------------------------------

          The Undersigned DOES HEREBY CERTIFY that the amendments to the original Certificate of Designations of the Preferred Stock, Series A, of Lone Star Steel Company (hereinafter called the "Corporation") included in this Certificate of Amendment (herein sometimes called the "Certificate of Amendment Amending the Certificate of Designations"), which includes those amendments and is also a complete restatement of the original Certificate of Designations as so amended, were, to the extent required, duly adopted, including in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware (the "GCL of Delaware"), by written consent of the stockholders of the Corporation approving such amendments as of October 30, 1995, pursuant to Section 228 of the GCL of Delaware and the written notice as provided in said section has been given, and that the following resolution was duly adopted as of October 10, 1995, by the Board of Directors (the "Board of Directors"), of the Corporation pursuant to authority conferred upon them by the Certificate of Incorporation, as amended (the "Certificate of Incorporation"), of the Corporation and the amendments to the original Certificate of Designations included in that resolution are to become effective upon the filing of this Certificate of Amendment Amending the Certificate of Designations with the Secretary of State of Delaware:

          RESOLVED, that pursuant to the authority vested in the Board of Directors by Article Fourth of the Certificate of Incorporation, and subject to the receipt of such approval as is required of the stockholders of the Corporation, the series of preferred stock of the Corporation designated Preferred Stock, Series A (the "preferred stock") and the original Certificate of Designations with respect thereto, be, and the same hereby are, amended, including, but not limited to, in the number of shares that comprise the series, which shall be increased out of the authorized but unissued shares of the preferred stock of the Corporation by 75 shares to 450 shares, par value $1.00 per share, and in the powers, designations, preferences and relative and other rights, and the qualifications, limitations or restrictions of the preferred stock (in addition to those set forth in the Certificate of Incorporation), and as amended the original Certificate of Designations with respect to the preferred stock shall be as set forth hereinabove and as follows in this Certificate of Amendment Amending the Certificate of Designations (which is a complete restatement of the original Certificate of Designations as amended hereby, and is referred to below as the "Amended Certificate of Designations"):

1.   AMOUNT OF ISSUANCE.

     (a) To the extent the common stockholders of the Corporation identified in this paragraph 1(a) below, who have expressed their willingness to assist in the financing of the acquisition and as necessary the installation of certain equipment and production facilities for the Corporation (the "First Capital Project"), advance funds towards that project, those common stockholders, to wit: Lone Star Technologies, Inc. ("LST"), and TCW Special Credits Fund, TCW Special Credits Fund II, TCW Special Credits Fund IIb, Weyerhaeuser Company Master Pension Trust, and Inland Steel Industries Pension Trust (the "TCW Holders"), except as stated in paragraph 1(b), will receive, each time that funds are advanced to the Corporation for the First Capital Project, and the Corporation will issue, each such time, in total to LST and the TCW Holders on the date each advance is made, that number of shares (and/or fractions of shares) of preferred stock as equal the number derived, when the total advance is divided by One Hundred Thousand and No/100 Dollars ($100,000.00), such that, for each One Hundred Thousand and No/100 Dollars ($100,000.00) advanced, one (1) whole share will be issued. Of the total shares of the preferred stock to be issued each time shares are to be issued as provided above, 90.84% of the total shares to be issued will be issued to LST, 9.16% of the total shares to be issued will be issued to the TCW Holders. Merced Partners Limited Partnership ("Merced") is also participating in the aforesaid financing contemplated under this paragraph 1(a) to the extent of 1.087% of the funds advanced, but acquires the shares of preferred stock it is entitled to from LST upon the basis of that percentage participation. The total share issuable to the TCW Holders, each time shares are to be issued to them, shall be issued individually among them as the TCW Holders shall direct. Funds were advanced towards the First Capital Project and shares of the preferred stock were issued in return therefor, prior to this Amended Certificate of Designations becoming effective, and all of that is acknowledged and confirmed.

     (b) After a total of $23,000,000.00 has been advanced to the Corporation under paragraph 1(a) above for the First Capital Project, including amounts advanced prior to this restatement and amounts advanced on and hereafter, as additional advances are made to the Corporation for the First Capital Project in excess of $23,000,000.00, the preferred stock, each time an advance is made, shall be issued to LST, the TCW Holders, Merced and Cargill Financial Services Corporation ("Cargill") in the following respective percentages:
           83.62% to LST; 12.72% to the TCW Holders; 0.90% to Merced; and 2.76% to Cargill. In all other respects the shares will be issued upon advances toward the First Capital Project under this paragraph 1(b) in the same manner as provided in paragraph 1(a).

     (c) The "Dollar Value" of the shares of preferred stock shall be One Hundred Thousand and No/100 Dollars ($100,000.00) per share, and as proportionately adjusted downward shall be the "Dollar Value" of fractional shares. Each share of preferred stock shall have a par value of One and No/100 Dollar ($1.00) per whole share, and the entire series of preferred stock shall consist of four hundred fifty
           (450) authorized shares. Fractional shares may be issued.

     (d) The foregoing provisions of this paragraph 1 will inure to the benefit of the respective successors to LST, each of the TCW Holders, Merced and Cargill so that such successors upon advances of funds being made for the First Capital Project will be entitled to receive the preferred stock which the party they succeeded otherwise would have been entitled to receive under the foregoing provisions. Unless the context indicates otherwise, herein the references to "preferred stock" refer to this Preferred Stock, Series A, and not to any other preferred stock.

2. ISSUANCE DATE. The preferred stock will be issued in the number of shares (or fractions of shares) to LST, the TCW Holders and as stated to Merced and Cargill, as provided in paragraphs 1(a) and 1(b) above, as and when each advance is made by any of them to fund the First Capital Project. While the shares of the preferred stock will be issued by the Corporation when the advances are made, certificates for the shares of such preferred stock will be delivered to the shareholders entitled thereto for the preceding calendar quarter based upon the advances to fund the First Capital Project made during that quarter each January 1, April 1, July 1, and October 1 after September 30, 1994. In addition, shares of the preferred stock may be issued in payment of dividends as provided under paragraph 3 below, and the shares of preferred stock to be issued as dividends will be issued, in each case, when the dividend that the stock is to pay, is, pursuant to action of the Board of Directors, to be paid, and the share certificates for such stock will be furnished at the same time by the Corporation to the holders entitled thereto.

3.   DIVIDENDS.

     (a) The holders of preferred stock will be entitled to a cumulative dividend at the rate of six percent (6%) per annum on the Dollar Value of the shares of preferred stock issued and outstanding accruing from the date of issuance. No dividends of any kind or other distributions are permitted to be paid or made on Corporation's common stock at any time while any preferred stock is outstanding.

     (b) As to any share of preferred stock, commencing on the January 1, April 1, July 1, or October 1 first to occur after such stock is issued, and for each succeeding quarterly period ending immediately prior to each succeeding January 1, April 1 July 1, and October 1, the holder of such stock shall be entitled to receive, when and as declared as hereinafter provided, out of funds legally available for that purpose, cash dividends of one and one-half percent (1.5%) of the Dollar Value of each share or fractional share held (prorated for the first such dividend period at the rate of one and one-half percent (1.5%) per quarter accruing from the actual issue date to the end of that dividend period), and no more. All dividends shall be payable in arrears, when and as declared by the Board of Directors. Each such dividend shall be paid to the holders of record of the preferred stock as their names appear on the share register of the Corporation on the date set as the record date for such dividend. Dividends on account of arrears for any past dividend periods may be declared and paid at any time without reference to any dividend payment date, to holders of record on a date, not exceeding thirty
           (30) calendar days preceding the payment date thereof, as may be fixed by the Board of Directors.

     (c) To the extent, on any dividend payment date, the holders of the preferred stock shall not have received the full dividends for all periods ended up to that date provided for in the other provisions of this paragraph 3, then such dividends shall cumulate, whether or not declared and irrespective of whether such dividends could have been paid for such periods under applicable law. It is understood that no dividends may be paid in respect of the preferred stock prior to January 1, 1995 (although dividends will accrue on the preferred stock outstanding prior to that date).

     (d) If at any time the Corporation pays less than the total amount of dividends then accrued and payable with respect to the preferred stock, such payment shall be distributed ratably among the holders of the preferred stock. Any payment made by the Corporation on the unpaid cumulative dividends, if less than the total amount of such dividends, shall be applied first to those dividends that have been accrued for the longest time.

     (e) The Corporation may at any time to the extent it so elects, declare that dividends on the preferred stock which have accrued will be payable in shares of preferred stock of a Dollar Value equal to the dividends to be paid with such stock. Any holder of preferred stock on which a cash dividend has been declared and before it is paid may elect to similarly have the Corporation pay any such dividend to the holder, to the extent the holder elects, in preferred stock of the Dollar Value equal to the dividend the holder has elected to be so paid.

4.   REDEMPTION.

     (a) The Corporation may, provided the Board of Directors has adopted a resolution approving such action, redeem the preferred stock, in whole or in part, in cash, at any time by paying the holder or holders of the shares to be redeemed (i) the Dollar Value of such stock and (ii) all accrued and unpaid dividends through the date of redemption on the shares to be redeemed (including a pro rated dividend based on the number of days elapsed from the last day of the most recent completed quarterly dividend period through the redemption date). Each holder of stock redeemed shall be entitled to payment of that part of the total amount described above for all the redeemed stock as is attributable to his redeemed stock. If the Board of Directors has authorized a redemption which, when authorized, was of less than all of the outstanding shares of the preferred stock, and because of subsequent conversions of the preferred stock since then, amounts to more than the actual outstanding shares on the Redemption Date or, if applicable, the Final Redemption Date, the Board of Directors' authorization shall be deemed amended to the number of such outstanding shares on the Redemption Date or, if applicable, the Final Redemption date which shall be the number authorized for redemption. Any redemption of the preferred stock outstanding shall be accomplished by redeeming from each holder of record all or a fraction of each holder's shares, the numerator of which is the total number of shares to be redeemed as authorized by the Board of Directors or as deemed amended as provided above, and the denominator of which is the total number of shares of preferred stock outstanding on the Redemption Date or, if applicable, the Final Redemption Date.

     (b) On January 3, 2002, the Corporation shall be obligated to redeem the preferred stock outstanding as a mandatory redemption in whole for cash. The redemption price shall be equal to the Dollar Value of the shares redeemed together with any accrued but unpaid dividends on such shares to and including the date of redemption, as specified in clauses (i) and (ii) of paragraph 4(a). If less than all of the outstanding shares of the preferred stock can be redeemed under applicable law, such shares shall be redeemed pro rata or by lot as determined by the Board of Directors in its sole discretion to the maximum extent permitted by applicable law, and the remaining shares shall be redeemed as and when they can be redeemed under law.

     (c) Notice of every proposed redemption of the preferred stock shall be sent by or on behalf of the Corporation, by first class mail, postage prepaid, to the holders of record of the shares to be redeemed at their respective addresses as they shall appear on the records of the Corporation, not less than thirty (30) days nor more than sixty (60) days prior to the date fixed for redemption (the "Redemption Date")
           (i) notifying such holders of the election of the Corporation to redeem such shares and of the Redemption Date and (ii) stating the place or places at which the shares called for redemption shall, upon presentation and surrender of the certificates evidencing such shares, be redeemed, and the redemption price therefor, and (iii) stating the name and address of any redemption agent selected by the Corporation if other than the Corporation, and the name and address of the Corporation's transfer agent for the preferred stock. The Corporation may act as the transfer agent for the preferred stock.

     (d) The Corporation may act as the redemption agent to redeem the preferred stock or appoint as its agent for such purpose a bank or trust company in good standing, organized under the law of the United States of America or any jurisdiction thereof, and having capital, surplus and undivided profits aggregating at least Twenty Million and No/100 Dollar ($20,000,000.00), and may appoint any one or more additional such agents which shall in each case be a bank or trust company in good standing organized under the laws of the United States of America or of any jurisdiction thereof, having an office or offices in the City of Dallas, Texas, or such other place as shall have been designated by the Corporation, and having capital, surplus, and undivided profits aggregating at least Twenty Million and No/100 Dollars ($20,000,000.00). The Corporation or such bank or trust company is hereinafter referred to as the "Redemption Agent." Following such appointment and prior to any redemption, the Corporation shall deliver to the Redemption Agent irrevocable written instructions authorizing the Redemption Agent, on behalf and at the expense of the Corporation, to cause such notice of redemption to be duly mailed as herein provided as soon as practicable after receipt of such irrevocable instructions and in accordance with the above provisions. All funds necessary for the redemption shall be deposited with the Redemption Agent in trust at least one (1) business day prior to the Redemption

           Date, for the pro rata benefit of the holders of the shares so called for redemption, so as to be and continue to be available therefor. Neither failure to mail any such notice to one (1) or more such holders nor any defect in any notice shall affect the sufficiency of the proceedings for redemption as to the other holders.

     (e) If notice of redemption shall have been given as hereinbefore provided, and the Corporation shall not default in the payment of the redemption price, then each holder of shares called for redemption shall be entitled to all preferences and relative and other rights accorded by this resolution until and including the day immediately prior to the Redemption Date. If the Corporation shall default in making payment or delivery as aforesaid on the Redemption Date, then each holder of the shares called for redemption shall be entitled to all preferences and relative and other rights accorded by this resolution until and including the day immediately prior to the date (the "Final Redemption Date") when the Corporation makes payment as aforesaid to the holders of the preferred stock. From and after the Redemption Date or, if the Corporation shall default in making payment or delivery as aforesaid, the Final Redemption Date, the shares called for redemption shall no longer be deemed to be outstanding, and all rights of the holders of such shares shall cease and terminate, except the right of the holders of such shares, upon surrender of certificates therefor, to receive amounts to be paid hereunder. The deposit of monies in trust with the Redemption Agent shall be irrevocable except that the Corporation shall be entitled to receive from the Redemption Agent the interest of other earnings, if any, earned on any monies so deposited in trust, and the holders of any shares redeemed shall have no claim to such interest or other earnings, and any balance of monies so deposited by the Corporation and unclaimed by the holders of the preferred stock entitled thereto at the expiration of two (2) years from the Redemption Date (or the Final Redemption Date, as applicable) shall be repaid, together with any interest or other earning thereon, to the Corporation, and after such repayment, the holders of the shares entitled to the funds so repaid to the Corporation shall look only to the Corporation for such payment, without interest.

5. VOTING RIGHTS. The preferred stock issued and outstanding will possess voting rights only to the extent required by law and as provided herein. If and to the extent the preferred stock may be entitled to vote on any matter, each whole share of the preferred stock voting shall be counted as one (1) vote and the fractional shares voting will be counted as fractional votes, in each case the fractional vote will be the same as the fraction of a share that is voting, except that in any case when the preferred stock is voting on any matter with the common stock, each share or fractional share of the preferred stock voting will be counted as having the same vote as the shares of common stock into which that preferred stock could be converted at the time of voting.

6.   LIQUIDATION PREFERENCE AND MERGER.

     (a) In the event of the voluntary or involuntary liquidation, dissolution, or other winding up of the affairs of the Corporation, prior to any payment or distribution to the holders of the Corporation's common stock or with respect to any other stock which is not to receive assets of the Corporation before receipt by the holders of the preferred stock of the full amount they are to receive as provided in this subparagraph the holders of the preferred stock shall be entitled to receive for the preferred stock an amount equal to (with each holder entitled to that part of such amount as is attributable to his shares) (i) the Dollar Value of the preferred stock outstanding and (ii) all accrued and unpaid dividends through the date of liquidation, dissolution or other winding up of the affairs of the Corporation (including a pro rated dividend based on the number of days elapsed from the last day of the most recent completed quarterly dividend period through the date of liquidation, dissolution or winding up of the affairs of the Corporation).

     (b) The amount payable pursuant to paragraph 6(a) shall be paid in cash to the extent available to the Corporation and to the extent not so in property taken at its fair value as determined by the Board of Directors. If such payment shall have been made in full to the holders of the preferred stock, the remaining assets and funds of the Corporation shall be distributed among the holders of common or other stock remaining outstanding of the Corporation according to their respective shares and priorities.

     (c) In the event of the liquidation, dissolution, or winding up of the affairs of the Corporation as described in paragraph 6(a), the holders of the preferred stock will share in the assets, funds, and property of the Corporation on a parity with or junior to, as the case may be, any other stock of the Corporation which is to share on a parity with or prior to the preferred stock under such circumstances in accordance with the provisions of the Certificate of Incorporation or Certificate of Designation related to that other stock.

     (d) The Corporation will not, without first obtaining the affirmative vote or written consent of the holders of not less than 92% of the shares of preferred stock outstanding at the time, consolidate or merge with another corporation or corporations (other than any mergers or consolidations or the Corporation with any of its subsidiaries, whether owned directly or indirectly by the Corporation, which mergers and consolidations this paragraph 6(d) will not apply to) or sell, lease, transfer or otherwise dispose of, in one transaction or a series of related transactions, all or substantially all of its assets without first paying the holders of the preferred stock outstanding the same amount through the date of the merger, consolidation, sale, lease, transfer, or other disposition as is provided in clauses (i) and (ii) of paragraph 6(a) through the date of liquidation, dissolution, or winding up and in accordance with paragraph 6(b).

7.   CONVERSION.

     (a) Each whole share of preferred stock will be convertible at any time after issuance by the holder into 10 shares of common stock of the Corporation, or as such number is adjusted pursuant to the following provisions, such number as stated above and as it may be adjusted to be ratably reduced downward for fractional shares outstanding of the preferred stock. The number of shares of common stock into which the preferred stock is convertible is based on a conversion price of $10,000 per share of common stock. Such price shall be ratably adjusted to reflect any change in the number of shares of common stock into which the preferred stock is convertible pursuant to the provisions of paragraph 7(b). In addition, if after the date hereof the Corporation shall, at any time while the preferred stock remains outstanding, otherwise than as a result of any of the events as described in paragraph 7(b) issue any (i) shares of common stock, or (ii) securities that are convertible into or exchangeable for common stock, or (iii) options, warrants or other rights to acquire common stock, in any case described under clause
           (i), (ii), or (iii), at a price of less than $10,000 per share of common stock or, after such price has been adjusted from $10,000 per share pursuant to the foregoing provisions or the following provisions of this paragraph 7(a), at a price less than the amount to which such $10,000 may previously have been appropriately adjusted pursuant to the foregoing provisions or the following provisions of this paragraph 7(a), then each whole share of preferred stock will be convertible at any time thereafter by the holder into the number of shares of common stock of the Corporation based upon a new conversion price equal to the lowest issuance, conversion, exchange, or exercise price, as the case may be, for the common stock pursuant to clause
           (i), (ii), or (iii) above, adjusting such price appropriately for any events described in paragraph 7(b). Fractional shares of preferred stock may be converted on a ratable basis at such new adjusted conversion price. Each holder may convert his preferred stock in whole or in such part (including fractional shares) as he chooses when he converts the stock.

     (b) If at any time after September 30, 1994 and prior to the conversion of the preferred stock the Corporation shall have effected a common stock split or the outstanding common stock of the Corporation shall have been subdivided or combined into a greater or lesser number of shares or shares of its common stock shall have been distributed as a dividend on any class of its stock, and after giving effect to any prior adjustments under paragraph 7(a) and this paragraph 7(b), the number of shares of common stock into which each share of preferred stock can be converted shall be increased or decreased to reflect proportionately the increase or decrease in the number of shares of common stock outstanding.

     (c) Upon the occurrence of any event which requires any of the adjustments provided for above, then and in each such case the Corporation shall give notice thereof to the holders of the preferred stock, which notice shall state the increase or decrease, if any, in the number of shares of common stock into which the preferred stock shall be convertible, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

     (d)   In case after September 30, 1994, at any time:

                 (i) the Corporation shall offer for subscription pro rata to the holders of the common stock any additional shares of stock of any class or other rights;

                 (ii) there shall be any capital reorganization of the Corporation, or reclassification of the common stock, or consolidation or merger of the Corporation with or into (other than with a wholly owned subsidiary), or sale of all or substantially all of its assets to, another corporation or entity; or

                 (iii) there shall be a voluntary or involuntary dissolution, liquidation, or winding-up of the Corporation;

           then, in each such case, the Corporation shall give to the holders of the preferred stock (a) notice of the date on which the books of the Corporation shall close or a record shall be taken for determining the holders of common stock entitled to receive any such subscription rights or for determining the holders of common stock entitled to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding-up and (b) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding-up, notice of the date (or, if not then known, a reasonable approximation thereof by the Corporation) when the same shall take place. Such notice shall also specify the date on which the holders of common stock shall be entitled to receive such subscription rights or to exchange their common stock for stock or other securities or property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding-up, as the case may be. Such notice shall be given at least twenty (20) days prior to the record date or the date on which the Corporation's books are closed in respect thereof. Failure to give any such notice or any defect therein shall not affect the validity of the proceedings referred to in clause (i), (ii), and (iii) above.

     (e) Any accrued and unpaid dividends on the preferred stock being converted (with the current quarterly dividend for the quarter during which the conversion occurs being paid in an amount prorated to the date of conversion) shall either be paid within five (5) days of the conversion to the converting preferred stock holder in cash or in an additional number of whole and/or fractional shares of common stock equal to the number of common shares that would have been issued had the total amount of those dividends which were not paid in cash represented an equivalent Dollar Value of additional preferred stock converted along with the preferred stock that was actually converted by the holder.

     (f) The certificate for the shares of the preferred stock being converted will be surrendered to the Corporation, and if less than all shares of the preferred stock represented by a certificate are converted, a certificate for the number of shares not converted, which shall have a Dollar Value commensurate with that number of shares, shall be returned to the holder.

8. RESERVATION OF STOCK ISSUABLE UPON CONVERSION. The Corporation shall at all times reserve and keep available out of its authorized, but unissued, shares of common stock, solely for the purpose of effecting the conversion of the shares of the preferred stock, such number of its shares of common stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the preferred stock and to effect the exercise of all rights, warrants, and options to purchase common stock; and if at any time the number of authorized, but unissued, shares of common stock shall not be sufficient to effect the conversion of all then outstanding shares of the stock, and such other convertible stock or securities and rights, warrants, and options, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of common stock to such number of shares as shall be sufficient for such purpose.

9. NOTICES. Any notice required by the provisions hereof to be given to any holders of shares of the preferred stock shall be deemed given upon the earlier of actual receipt, or seventy-two (72) hours after the same has been deposited in the United States mail, by certified or registered mail, return receipt requested, postage prepaid, and addressed to the holder of record at his address appearing on the books of the Corporation.

10. ISSUANCE TAX. The issuance of certificates for common stock upon the conversion of preferred stock shall be made without charge to the converting holder of the preferred stock for any issuance tax in respect thereof, provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than the holder of the preferred stock converted therefor.

11. EXCLUSION OF OTHER RIGHTS. Except as may otherwise be required by law, the shares of preferred stock shall not have any preferences or relative, participating, optional or other special rights, other than those specifically set forth herein and in the Corporation's Certificate of Incorporation. The shares of preferred stock shall have no preemptive or subscription rights.

12. AMENDMENT, ETC. In addition to any other rights provided by law, so long as any preferred stock is outstanding, the Corporation, without first obtaining the affirmative vote or written consent of the holders of not less than ninety two percent (92%) of the shares of preferred stock outstanding at the time, will not:

     (a) amend or repeal any provision of, or add any provision to, the Certificate of Incorporation, the Amended Certificate of Designations related to the preferred stock, or By-Laws if such action would materially adversely change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, the preferred stock, or increase or decrease the number of shares of preferred stock authorized hereby; or

     (b) authorize or increase the authorized number of shares of any series or class of stock, which would be entitled to receive dividends or other distributions at any time in preference to the preferred stock before any of the dividends under paragraph 3 hereof for that period and all past quarterly dividend periods prior to such time have been paid on the preferred stock, or would be entitled to receive assets upon the liquidation, dissolution, or winding-up of the affairs of the Corporation in preference to the preferred stock before any of the assets the preferred stock is to receive under those circumstances have been received, except that a merger or consolidation of the Corporation into another corporation or corporations pursuant to which the holders of the preferred stock are to receive stock of the surviving corporation or corporations with substantially the same preferences, rights, privileges, powers, and restrictions for the benefit of such holders as the preferred stock of the Corporation will not be deemed an event that falls within this subparagraph or subparagraph (a) immediately above.

13. HEADINGS OF SUBDIVISIONS. The headings of the various paragraphs hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

14. SEVERABILITY OF PROVISIONS. If any right, preference, or limitation of the preferred stock set forth herein in invalid, unlawful or incapable of being enforced by reason or any rule of law or public policy, all other rights, preferences, and limitations set forth herein which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall, nevertheless, remain in full force and effect, and no right, preference or limitation herein set forth shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.

15. STATUS OF REACQUIRED SHARES. Share of preferred stock which have been issued and reacquired by the Corporation in any manner or converted shall be canceled, and will no longer have the status of authorized shares of preferred stock or be capable of being issued.

16. SINGULAR, PLURAL, ETC. Herein, unless the context is to the contrary, references to the singular shall include the plural, to the masculine shall include the feminine and the neuter, and to shares of stock shall include fractional shares, and VICE VERSA, and, unless the context is otherwise, references to the holder of stock shall mean the record holder and references to the voting or the consent of the holders of such stock shall mean the record holders of the stock as of the record date set by the Board of Directors for such vote or consent.

     IN WITNESS WHEREOF, Lone Star Steel Company has caused this Certificate to be duly executed this 18th day of December, 1995.

                                               LONE STAR STEEL COMPANY

                                               By:
                                                  -----------------------------

                                               --------------------------------

                                               --------------------------------

     ATTEST:


     ------------------------------
     SECRETARY